Exhibit 99.1

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Third Quarter 2007 Results

NEW YORK, October 23, 2007 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the third quarter and nine months ended September 30, 2007.

Revenues, net of interest expense, for the third quarter of 2007 were $41.7 million, which included a pre-tax gain of $16.9 million in connection with the increase in fair value of shares of NYSE Euronext, Inc. common stock held by the Company (“NYX shares”), compared to revenues, net of interest expense, of $61.2 million for the third quarter of 2006, which included a pre-tax gain of $17.6 million related to the increase in fair value of the Company’s NYX shares. On an after-tax basis, the Company reported net income of $6.0 million, or $0.10 per diluted share, for the 2007 third quarter, compared to net income of $7.8 million, or $0.13 per diluted share, for the 2006 third quarter.

Excluding the net gain attributable to the NYX shares in each period, the Company’s pro-forma net loss for the third quarter of 2007 was $4.1 million, or $0.07 per diluted share, compared to a pro-forma net loss of $2.1 million, or $0.03 per diluted share, for the third quarter of 2006.

For the nine months ended September 30, 2007, revenues, net of interest expense, were $78.4 million, which included a pre-tax loss of $41.9 million in connection with the decline in fair value of the Company’s NYX shares, compared to revenues, net of interest expense, of $314.9 million in the comparable prior year period, which included a pre-tax gain of $166.3 million related to the increase in fair value of the Company’s NYX shares. On an after-tax basis, the Company reported a net loss of $368.5 million, or $6.00 per diluted share, for the nine months ended September 30, 2007, compared to net income of $97.7 million, or $1.59 per diluted share, for the nine months ended September 30, 2006. The 2007 results include a non-cash pre-tax impairment charge related to the Company’s goodwill and stock listing rights of $164.1 million and $335.3 million, respectively. After taxes, these non-cash impairment charges are $155.7 million and $189.0 million, respectively. These 2007 results also include a tax benefit of $5.1 million, or $0.08 per diluted share, in connection with a reduction of the Company’s estimated tax-rate due to the enactment of a tax law change, which reduced the Company’s income tax accrual rate from 43.5% to approximately 40%.

Excluding the gains or losses on the Company’s NYX shares in each period and the non-cash goodwill and stock listing rights impairment charges in 2007, the Company’s pro-forma net loss for the first nine months of 2007 was $0.7 million, or $0.01 per diluted share, compared to pro-forma net income of $2.9 million, or $0.05 per diluted share, for the first nine months of 2006. The 2007 nine month results also include the tax benefit described above.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in exchange-listed securities. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of LaBranche, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$33,345	$45,129	$146,278	$134,917
Commissions and other fees	11,070	16,739	35,757	55,423
Net gain (loss) on investments	17,398	17,562	(41,130)	166,377
Stock borrow interest	47,392	38,170	164,043	99,843
Other interest	7,482	7,671	22,836	18,386
Other	1,187	177	2,470	254

Total revenues	117,874	125,448	330,254	475,200
Interest expense	76,158	64,267	251,838	160,267

Revenues, net of interest expense	41,716	61,181	78,416	314,933
EXPENSES:
Employee compensation and related benefits	13,522	20,098	61,608	63,621
Exchange, clearing and brokerage fees	10,062	11,972	29,713	34,546
Lease of exchange memberships and trading license fees	614	1,340	1,926	3,651
Depreciation and amortization	1,000	3,195	8,128	9,255
Goodwill impairment	—	—	164,100	—
Stock list impairment	—	—	335,264	—
Restructuring	25	—	1,098	—
Other	9,587	10,815	29,152	31,903

Total expenses	34,810	47,420	630,989	142,976

Income (loss) before provision (benefit) for income taxes	6,906	13,761	(552,573)	171,957
PROVISION (BENEFIT) FOR INCOME TAXES	903	5,924	(184,077)	74,224

Net income (loss) applicable to common stockholders	$6,003	$7,837	$(368,496)	$97,733

Weighted average common shares outstanding:
Basic	61,471	60,734	61,404	60,720
Diluted	61,645	61,403	61,404	61,476
Earnings (loss) per share:
Basic	$0.10	$0.13	$(6.00)	$1.61
Diluted	$0.10	$0.13	$(6.00)	$1.59

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2007	December 31, 2006 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$541,930	$557,352
Cash and securities segregated under federal regulations	1,441	7,413
Securities purchased under agreements to resell	—	35,000
Receivable from brokers, dealers and clearing organizations	756,911	87,183
Receivable from customers	—	2,859
Financial instruments owned, at fair value	3,770,867	3,993,560
Commissions and other fees receivable	58	3,601
Exchange memberships owned, at adjusted cost (market value of $6,404 and $4,411, respectively)	1,315	1,314
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $15,930 and $13,950, respectively	18,216	18,069
Goodwill and other intangible assets, net	109,229	616,032
Deferred tax assets	44,406	22,713
Income tax receivable	16,299	5,449
Other assets	19,782	24,344

Total assets	$5,280,454	$5,374,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers, dealers and clearing organizations	$89,954	$123,346
Payable to customers	98	4,816
Financial instruments sold, but not yet purchased, at fair value	4,051,997	3,568,363
Accrued compensation	8,156	12,027
Accounts payable and other accrued expenses	35,029	29,220
Other liabilities	13,810	15,175
Deferred tax liabilities	106,036	256,394
Short term debt	3,000	24,635
Long term debt	459,811	459,811
Subordinated indebtedness	2,700	6,395

Total liabilities	4,770,591	4,500,182

Total stockholders’ equity	509,863	874,707

Total liabilities and stockholders’ equity	$5,280,454	$5,374,889

(1)	Certain of the Company’s December 31, 2006 balances have been reclassified to conform to the presentation in the current period, certain non-trading investment assets were reclassed from other assets to financial instruments owned, at fair value. None of these reclassifications affected stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,
	2007				2006
	Income (loss) as reported	Adjustments		Pro forma net income (loss)	Income (loss) as reported	Adjustments		Pro forma net income (loss)
Revenues, net of interest expense	$41,716	$(16,877	)(1)	$24,839	$61,181	$(17,645	)(1)	$43,536
Total expenses	34,810	—		34,810	47,420	—		47,420

Income (loss) before provision (benefit) for income taxes	6,906	(16,877)		(9,971)	13,761	(17,645)		(3,884)
Provision (benefit) for income taxes	903	(6,751)		(5,848)	5,924	(7,676)		(1,752)

Net income (loss) applicable to common stockholders	$6,003	$(10,126)		$(4,123)	$7,837	$(9,969)		$(2,132)

Basic	$0.10	$(0.17)		$(0.07)	$0.13	$(0.16)		$(0.03)
Diluted	$0.10	$(0.17)		$(0.07)	$0.13	$(0.16)		$(0.03)

	Nine Months Ended September 30,
	2007				2006
	Income (loss) as reported	Adjustments		Pro forma net income (loss)	Income (loss) as reported	Adjustments		Pro forma net income (loss)
Revenues, net of interest expense	$78,416	$41,910	(1)	$120,326	$314,933	$(166,317	)(1)	$148,616
Total expenses	630,989	(499,364	)(2)	131,625	142,976	—		142,976

(Loss) income before (benefit) provision for income taxes	(552,573)	541,274		(11,299)	171,957	(166,317)		5,640

(Benefit) provision for income taxes	(184,077)	173,488		(10,589)	74,224	(71,510)		2,714

Net (loss) income applicable to common stockholders	$(368,496)	$367,786		$(710)	$97,733	$(94,807)		$2,926

Basic	$(6.00)	$5.99		$(0.01)	$1.61	$(1.56)		$0.05
Diluted	$(6.00)	$5.99		$(0.01)	$1.59	$(1.54)		$0.05

(1)	Reflects gains and losses in each accounting period, based on the fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Relates to the write-down of the carrying value of the Company’s goodwill and stock listing rights to reflect the results of the Company’s impairment evaluation under SFAS No.142 and 144.